Exhibit 10.19

                     PRINCIPAL OFFICER; TERMS OF EMPLOYMENT
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     Jerry P. Rebel, Vice President and Controller of Jack in the Box Inc., was
named Senior Vice President, Chief Financial Officer effective January 24, 2005. Mr. Rebel's employment with the Company is on an at-will basis. In connection with Mr. Rebel's promotion his annual base compensation increased from $248,000 to $300,000.